ANNEX A

                               GROSSMAN'S INC.

                    1995 DIRECTORS' STOCK AND OPTION PLAN

1.  PURPOSE

    The purpose of this Plan is to (1) encourage ownership of Company Stock by non-employee directors and thereby align such directors' interests more closely with the interests of stockholders of the Company, and (2) assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Stock.

2.  DEFINITIONS

    Whenever used in this Plan, the following terms will have the respective meanings set forth below:

         (a) "Board" means the Company's Board of Directors as constituted from time to time.

         (b) A "Change of Control" will be deemed to have occurred if (i) any corporation, person or entity (other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan maintained by the Company or any of its subsidiaries) or any "group" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner of stock representing more than twenty-five percent of the voting power of the Company; (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, to sell or otherwise dispose of all or substantially all of the Company's assets or to liquidate the Company, or (iii) within any 24 consecutive month period, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

         (c) "Committee" means the committee described in Section 4.

         (d) "Company" means Grossman's Inc., a Delaware corporation, or any successor thereto by merger, consolidation, or statutory share exchange.

         (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.



         (f) "Fair Market Value" of the Stock means average of the official closing prices of the Stock on the Nasdaq National Market System or such other automated quotation system or securities exchange on which the Stock shall be primarily traded at the time of such determination on the ten trading days preceding the day on which Fair Market Value is being determined on which Stock transactions took place, as reported in The Wall Street Journal -- Eastern Edition.

         (g) "Option" means the right, granted to a Participant under
    Section 6(a), to purchase Stock pursuant to the relevant provisions of this Plan at the exercise price specified in Section 6(c) for a specified period of time, not to exceed ten years from the date of grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Section 6.

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         (h) "Participant" means a non-employee director who is eligible to receive, and is granted, Options or Stock under the Plan.

         (i) "Plan" means this 1995 Directors' Stock and Option Plan.

         (j) "Retainer" means the annual retainer payable to a non-employee director of the Company for a full year's service on the Board, or such lesser amount as may be payable to any non-employee director in respect of service on the Board of less than a full year, excluding any annual retainer payable for service on any standing or ad hoc committee of the Board or for service as Chairman of any committee of the Board, and excluding meeting fees payable for attendance at meetings of the Board or committees for that year.

         (k) "Stock" means the Common Stock, par value $.01 per share, of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Section 9.

3.  NUMBER AND SOURCE OF SHARES AVAILABLE UNDER THE PLAN

    The total number of shares of Stock reserved and available for issuance under the Plan is 700,000, subject to adjustment as provided in
Section 9 below. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for purposes of the Plan. Furthermore, if the holder of an Option delivers shares of Stock to the Company on exercise of an Option, pursuant to Section 6(f)(ii), such shares will again be available for purposes of the Plan.

4.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by a committee (the "Committee") of the Board designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant Options and/or issue Stock in accordance with the formulas set forth in this Plan to such directors as are eligible to receive Options and/or Stock; (b) to prescribe the form of forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any such determinations made by the Committee shall be conclusive and shall bind all parties.

5.  ELIGIBILITY

    Each director of the Company, who on any date on which an Option or Stock is to be granted (as specified in Sections 6 and 7) is not an employee of the Company or any parent or subsidiary of the Company (an "Eligible Director"), will be eligible to receive Options or Stock under the Plan. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6.  TERMS AND CONDITIONS OF OPTIONS

    (a) Number of Options. On the date that this Plan is approved by the Company's stockholders, each Eligible Director shall be awarded an Option covering 25,000 shares of Stock; thereafter, on the date that any new director is elected to the Board who is an Eligible Director, each such new Eligible Director shall be awarded an Option covering 25,000 shares of Stock.

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    (b) Additional Options to Chairman of the Board.  On the date that this Plan is approved by the Company's stockholders, Robert K. Swanson, the Chairman of the Board of the Company, shall be awarded an option covering 50,000 shares of Stock in addition to the Option awarded to Mr. Swanson under Section 6(a).

    (c) Exercise Price.  The exercise price of each option granted under
(a) and (b) above (collectively, the "Director Options") shall be 100% of the Fair Market Value per share of the Stock at the time the Director Options are granted. In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than the par value per share of the stock.

    (d) Duration of Director Options. The latest date on which any of the Director Options may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the Director Options were granted.

    (e) Exercise of Director Options.

         (1) Each Director Option granted pursuant to this Section 6 shall be immediately exercisable to the extent of 20% of the shares of Stock covered thereby on the date of grant, and shall become exercisable to the extent of an additional 20% of the shares of Stock covered thereby on each of the first, second, third and fourth anniversaries of such date.

         (2) Any exercise of a Director Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Board and (ii) payment in full for the number of shares for which the Director Option is exercised.

         (3) If a Director Option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Director Option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as the authority of the person or persons exercising the Director Option.

    (f) Payment for and Delivery of Stock. Stock purchased under the Plan pursuant to the exercise of Director Options shall be paid for as follows:
(i) in cash or by check (acceptable to the Company in accordance with guidelines established by the Committee for this purpose), bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, shall have been outstanding for at least six months) having a Fair Market Value on the date of exercise equal to the purchase price;
(iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; or (iv) by any combination of the foregoing forms of payment; provided that if the Stock issued upon exercise of the Director Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or cash equivalents.



     The holder of a Director Option shall not have any rights as a stockholder, except as to Stock actually received by him or her upon exercise of a Director Option or otherwise under the Plan.

    (g) Nontransferability of Director Options. To the extent required by Rule 16b-3 under the Exchange Act as from time to time in effect, no Director Option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime a Director Option may be exercised only by him or her.

    (h) Death. Upon the death of any Participant to whom Director Options have been granted under this Plan, all Director Options not then exercisable shall terminate. All Director Options held by the Participant that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by

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the person or persons to whom the Director Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the Participant's death (subject, however, to the limitations of Section 6(d) regarding the maximum exercise period for such Director Option). At the end of such one-year period, such Director Options shall terminate to the extent not previously exercised or terminated.

    (i) Other Termination of Status as Eligible Director. If an Eligible Director's service with the Company terminates, or if a director otherwise ceases to be an Eligible Director, for any reason other than death, all Director Options (or portions thereof) held by the director that are not then exercisable shall terminate. Director Options that are exercisable on the date of termination shall continue to be exercisable for a period of six months (subject to Section 6(d)). At the end of such six-month period, such Director Options shall terminate to the extent not previously exercised or terminated.

    (j) Change of Control. In the event of a Change of Control of the Company, all Director Options granted under the Plan will immediately become fully exercisable; except that, if the Change of Control involves a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all the Stock then outstanding by a single person or entity or by a group of persons and/or entities acting in concert (each, a "Merger"), all Director Options granted under the Plan will either (i) terminate and no longer be exercisable; provided, that 20 days prior to the effective date of the Merger, all Director Options outstanding hereunder that are not otherwise exercisable shall become fully exercisable, or (ii) if there is an acquiring corporation and the consideration to be received in the Merger consists of voting securities of the acquiring corporation or an affiliate, and the acquiring corporation so elects, be assumed by the acquiring corporation, subject to consummation of the Merger, and be deemed to constitute an option to acquire, on the same terms and conditions as were applicable prior to the Merger, the voting securities received in the transaction by the stockholders of the Company, with appropriate adjustments to the exercise price and the number of shares subject to the Director Option to preserve the value of the Director Option.

7.  STOCK IN LIEU OF RETAINER

    In lieu of the annual cash Retainer payable to each Eligible Director, Stock will be issued in the amount of such Retainer each year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth below:

         (a) Annual Stock Payment. The number of shares of Stock to be issued under this Section 7 will be equal to (i) the amount of the annual Retainer payable to each Eligible Director at the rate then in effect divided by (ii) the Fair Market Value of Stock as determined on the date of issuance. No fractional shares of Stock will be issued; instead, the cash remainder will be paid to the Participant. The delivery of Stock hereunder shall be contingent upon service by the Participant through the date of the first meeting of the Board of Directors in that year. On the date 30 days after the date of the annual meeting of stockholders at which directors are elected (or, in the case of a director elected by the Board, the date 30 days after such election) or as promptly as practicable thereafter, the Company will deliver to the Participant one or more certificates representing such Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse).

         (b) Rights of the Participant. Except for the terms and conditions set forth in this Plan, a Participant who is issued Stock in lieu of the annual cash Retainer will have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of the Company. Upon delivery, such Stock will be nonforfeitable.

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8.  STOCK IN LIEU OF CONSULTING FEES

    (a) If, while this Plan is in effect, an Eligible Director is serving as Chairman of the Board (a "Non-Executive Chairman"), and such Non-Executive Chairman has entered into an agreement with the Company to provide consulting services to the Company (a "Consulting Agreement"), then, in consideration of such services, within thirty days after the end of each calendar quarter during which such Consulting Agreement is in full effect, the Non-Executive Chairman shall be issued a number of shares of Stock equal to (i) $1,000 times the number of days that the Non-Executive Chairman shall have spent working on the affairs of the Company under the Consulting Agreement during such preceding calendar quarter (whether or not this Plan was in effect during such period), divided by (ii) the Fair Market Value of the Stock on the last day of such calendar quarter. No fractional shares shall be issued; instead, the remainder shall be paid to the Non-Executive Chairman in cash. Upon delivery, such Stock shall be nonforfeitable.

    (b) In addition to any Stock issuable under Section 8(a), the Company shall issue to Robert K. Swanson, Chairman of the Board of the Company, subsequent to the approval of the Plan by the stockholders of the Company but in any event not later than May 1, 1995, a number of whole shares of Stock (with fractional shares rounded down) equal to $20,000 divided by the Fair Market Value of the Stock on the date of such issuance, in consideration of consulting services rendered by Mr. Swanson to the Company during 1994. Upon delivery, such Stock shall be nonforfeitable.

9.  ADJUSTMENT PROVISIONS

    In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board shall, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan and (ii) the number or kind of shares of Stock to be subject to Director Options thereafter granted automatically under Section 6, and (iii) the number and kind of shares of Stock issuable upon exercises of outstanding Director Options, and the exercise price per share thereof, provided that the number of shares subject to any Director Option shall always be a whole number.

10.  CHANGES TO THE PLAN AND AWARDS.

    (a) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or issue Stock under the Plan; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under any Director Option theretofore granted to him or her hereunder.

    (b) Changes to Outstanding Awards. The Board may amend, alter, suspend, discontinue, or terminate any Director Option theretofore granted hereunder and any agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under or with respect to any Director Option theretofore granted to him or her or any agreement relating thereto.

11.  GENERAL PROVISIONS

    (a) Consideration for Grants; Agreements. Director Options and Stock will be granted or paid under the Plan in consideration of the services of Participants and, except for the payment of the exercise price in the case of an Director Option, no other consideration shall be required therefor. Grants of Director Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

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    (b) Compliance with Securities Laws, Listing Requirements, and Other
Laws and Obligations. The Company shall not be obligated to deliver any shares of Stock under this Plan, upon the exercise of any Director Option granted under Section 6 or the issuance of Stock under Section 7 or
Section 8, (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with,
(ii) if the outstanding Stock is at the time listed on any stock exchange, or quoted on any automated quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or system upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Director Option or the issuance of Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

    (c) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

    (d) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

12.  EFFECTIVE DATE AND DURATION OF PLAN

    The Plan will become effective at the time that it is approved by the Board, subject to approval by the stockholders of the Company by the affirmative votes of the holders of a majority of the securities of the Company present in person or represented by proxy, and entitled to vote at a meeting of Company stockholders duly held. The Plan will remain in effect until such time as the Board may act to terminate the Plan pursuant to Section 10(a), or until such time as no Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to Director Options granted or Stock issued under the Plan.

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